FOLEY & LARDNER                    EXHIBIT 5
                             100 NORTH TAMPA STREET
                                   SUITE 2700
                              TAMPA, FLORIDA  33602
                            TELEPHONE (813) 229-2300
                            FACSIMILE (813) 221-4210

                                 March 20, 1997


   Sykes Enterprises, Incorporated
   100 North Tampa Street, Suite 3900
   Tampa, Florida  33602

        Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Sykes Enterprises, Incorporated 1996 Employee Stock Option Plan, Sykes Enterprises, Incorporated 1996 Non-Employee Director Stock Option Plan and Sykes Enterprises, Incorporated 1996 Non-Employee Directors' Fee Plan

   Ladies and Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Sykes Enterprises, Incorporated (the "Company"), under the Securities Act of 1933, as amended, for the registration of 1,750,000 shares of common stock par value $0.01 issuable pursuant to the Sykes Enterprises, Incorporated 1996 Employee Stock Option Plan, 300,000 shares of common stock, par value $0.01 issuable pursuant to the Sykes Enterprises, Incorporated 1996 Non-Employee Director Stock Option Plan, and 300,000 shares of common stock, par value $0.01 issuable pursuant to the Sykes Enterprises, Incorporated 1996 Non-Employee Directors' Fee Plan (the "Plans"). The common stock issuable pursuant to the Plans is referred to herein as the "Shares."

        We have examined and are familiar with the following:

        A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

        B.   Bylaws, as amended, of the Company;

        C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plans; and

        D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

        Based on the foregoing, it is our opinion that:

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

        2. The Shares have been duly authorized and when issued in accordance with the terms of the respective Plans will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                      FOLEY & LARDNER


                                      By:  /s/ Martin A. Traber
                                         Martin A. Traber